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                                                                       Exhibit 3
                         SERIES B CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT



         This Series B Convertible Preferred Stock Purchase Agreement (together with the schedules and exhibits hereto, the "Agreement") dated as of March 25, 2002, is entered into by and among Audible, Inc. a Delaware corporation (the "Company") and Random House, Inc., a New York corporation ("Investor").

         In consideration of the premises, mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follow:

     1.  Authorization and Sale of Series B Preferred Shares

         1.1 Authorization. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the issuance of 1,250,000 shares of its Series B Convertible Preferred Stock, $0.01 par value per share (the "Series B Shares"), having the rights, restrictions, privileges and preferences set forthin the Certificate of Designation of the Designations, Limitations, Restrictions and Relative Rights of the Series B Convertible Preferred Stock, attached hereto as Exhibit A (the "Designation").

         1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2), the Company will sell and issue to Investor, and Investor will purchase from the Company 1,250,000 Series B Shares. As full and complete consideration for such shares, at Closing Investor will execute and deliver to Company that certain Letter Agreement in substantially the form attached hereto as Exhibit B (the "Letter"), which Letter provides, among other things, for the waiver of $1.25 million in imprint fees owed by Company to Investor and other benefits to Company.

     2. The Closing. The closing (the "Closing") of the sale and purchase of Series B Shares under this Agreement shall take place at the offices of Piper Marbury Rudnick & Wolfe LLP, 1200 Nineteenth Street, N.W., Washington, DC 20036 at 10 a.m., local time, on the date which is five (5) days following the satisfaction (or waiver) of the conditions to Closing set forth in Sections 5 and 6 below, or at such other place, time, and date as are mutually agreeable to the Company and the Investor. At the Closing, the Company will deliver to Investor a certificate for the number of Series B Shares being purchased by Investor, registered in the name of such Investor, against payment to the Company through delivery of the executed Letter. The date of the Closing is hereinafter referred to as the "Closing Date."

     3. Representations of the Company. The Company hereby represents and warrants to Investor, at and as of the date of this Agreement, as follows:





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         3.1  Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of properties occupied, owned or held under lease by the Company, or the nature of the business conducted by the Company, makes such qualification or license necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations, assets, liabilities or financial condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

         3.2 Valid Issuance. The Series B Shares, when issued and paid for in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, not subject to any preemptive or other similar rights and, assuming the accuracy of Investor's representation set forth in Section 4.5 hereof, issued in compliance with all applicable U.S., state and foreign securities laws.

         3.3 Authority. The Company has all requisite corporate power and authority to enter into this Agreement, to sell and issue the Series B Shares and to consummate the other transactions contemplated by this Agreement. The execution and delivery of this Agreement, the issuance and sale of the Series B Shares and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company , and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law, or (iii) the effect of federal and state securities laws and principles of public policy on rights of indemnity and contribution.

         3.4 No Conflict. The execution and delivery by the Company of this Agreement does not, and the sale and issuance of the Series B Shares and consummation of the other transactions contemplated by this Agreement will not, conflict with, or result in any violation or breach of any provision of, (a) the charter documents of the Company, or (b) any material contract to or commitment to which the Company is a party.

         3.5 Required Filings and Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement, the sale and issuance of the Series B Shares or the consummation of the other transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable U.S., state and foreign securities laws.

         3.6 Commission Filings. The Company has filed all reports required to be filed with the Securities Exchange Commission (the "Commission") since July 16, 1999 (collectively, including all exhibits thereto, the "SEC Reports"). None of such SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All such SEC Reports, as of their respective dates (as amended through the date hereof), complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act").

         3.7 Financial Statements. The consolidated financial statements of the Company and its subsidiaries contained in the SEC Reports were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, and present fairly in all material respects, as of the dates and for the periods indicated, the financial position of the Company and its subsidiaries and their results of operations and cash flows for the periods therein set forth, subject in the case of the unaudited consolidated financial statements to later normal, recurring audit adjustments required by GAAP that are not in the aggregate material and to omission of certain footnotes as permitted by GAAP.

         3.8 Stockholders' Consent. No consent or approval of the stockholders of the Company is required or necessary pursuant to Rule 4350(i) of the NASD Regulations or other applicable laws for the Company to enter into this Agreement, to sell and issue the Series B Shares or to consummate the other transactions contemplated pursuant to this Agreement.

         3.9 Litigation. There is no litigation, governmental proceeding, investigation or arbitration pending or, to the knowledge of the Company, threatened against or directly involving the Company that questions the legality or validity of this Agreement or any related agreements or any actions taken or to be taken pursuant to or in connection with this Agreement or any related agreements or which could reasonably be expected to have a Material Adverse Effect.

     4. Representations of the Investor. The Investor represents and warrants to the Company as follows:

         4.1 Organization. The Investor is a corporation duly incorporated and validly existing under the laws of the State of New York.

         4.2 Authority. The Investor has all requisite corporate power and authority to enter into this Agreement, to purchase and hold the Series B Shares and to consummate the other transactions to be consummated by the Investor contemplated by this Agreement. The execution and delivery of this Agreement, the purchase of the Series B Shares and the consummation of the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor, and constitutes the valid and binding obligation of the Investor,





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enforceable in accordance with its terms, except to the extent limited by (i)
the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law, or (iii) the effect of federal and state securities laws and principles of public policy on rights of indemnity and contribution.

         4.3 No Conflict. The execution and delivery by the Investor of this Agreement does not, and consummation of the transactions contemplated by this Agreement will not conflict with, or result in any violation or breach of any provision of, the charter documents of the Investor.

         4.4 Required Filings and Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Investor in connection with the execution and delivery of this Agreement, the purchase of the Series B Shares to be purchased by the Investor or the consummation of the other transactions to be consummated by the Investor contemplated hereby, except for such consents, orders, authorizations, declarations, filings, approvals and registrations which, if not obtained or made, could not be expected to have a material adverse effect on the Investor's ability to consummate the transactions contemplated pursuant to this Agreement.

         4.5 Investor is an "Accredited Investor". The Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). The Investor believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series B Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Series B Shares and the business, properties, prospects and financial condition of the Company; provided, however, that the foregoing shall not diminish or detract from the Investor's ability to rely upon any of the Company's representations or warranties. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Shares. The Investor is not acquiring the Series B Shares with a view towards distribution in violation of the Securities Act.

     5. Conditions to the Obligations of the Investor. The obligation of Investor to purchase the Series B Shares at the Closing is subject to the fulfillment, or the waiver by Investor, of the following conditions on or before the Closing Date:

         5.1 Accuracy of Representations and Warranties. Each representation and warranty of the Company contained in Section 3 shall be true and complete on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.





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         5.2  Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

         5.3 Filing of Designation. The Designation shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

         5.4 Blue Sky Approvals. The Company shall obtained all necessary Blue Sky Law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Series B Shares.

         5.5 Certificates and Documents. The Company shall have delivered to counsel to the Investor:

              (a) The Company's Certificate of Incorporation, including the Designation, as in effect immediately prior to the Closing;

              (b) Certificates, dated within 10 days of the Closing, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware and any place where the Company is qualified to do business as a foreign corporation;

              (c) By-Laws of the Company certified by its Secretary or Assistant Secretary as being in effect as of the Closing Date; and

              (d) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

     6. Conditions to the Obligations of the Company. The obligations of the Company under Section 1.2 of this Agreement are subject to fulfillment, on or before the Closing Date, of each of the following conditions:

         6.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 4 shall be true and complete on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

         6.2 Letter. Investor shall have executed and delivered delivered to Company the Letter.

         6.3 Blue Sky Approvals. The Company shall have obtained all necessary Blue Sky Law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Series B Shares.

     7.  Registration of Shares.

         7.1  Demand Registration.

         (a) At any time and from time to time, Investor may make written requests on the Company for the registration under the Securities Act of the shares of Company common stock (the "Common Stock") issuable upon conversion of the Series B Shares (the "Conversion Shares") having an anticipated aggregate offering price (net of discounts and commissions) of at least $1,000,000. The Company shall have no obligation to file more than two (2) registration statements under the Securities Act with respect to such requests. Each such request described in the preceding two sentences shall be hereinafter referred to as a "Demand Registration." Any Demand Registration will specify the number of Conversion Shares proposed to be sold and will also specify the intended method of disposition thereof.

         (b) A registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after it has become effective, the offering of shares of Common Stock pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the shares of Common Stock pursuant to the registration at any time within one hundred eighty (180) days after the effective date of the registration statement, such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 7.1 is deemed not to have been effected or (ii) the registration requested pursuant to this Section 7.1 does not remain effective for a period of at least one hundred eighty (180) days beyond the effective date thereof or, with respect to an underwritten offering of Conversion Shares, until ninety (90) days after the commencement of the distribution by the Investor of the Conversion Shares included in such registration statement, then the Company shall continue to be obligated to effect such registration pursuant to this Section 7.1. The Investor shall be permitted to withdraw all or any part of the Conversion Shares from a Demand Registration at any time prior to the effective date of such Demand Registration.

         (c) If the Investor so elects, the offering of Conversion Shares pursuant to Demand Registration shall be in the form of an underwritten offering. The Investor shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter (the "Underwriter") in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

         7.2  Piggy-Back Registration

         (a) If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective security holders (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)), then the Company shall give prompt written notice of such proposed filing to the Investor as soon as practicable (but in






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no event less than 20 days before the anticipated filing date), and such notice shall offer Investor the opportunity to register such number of Conversion Shares as Investor may request (which request shall specify the Conversion Shares intended to be disposed of by Investor and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Conversion Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Conversion Shares in accordance with the intended method of distribution thereof. Except as set forth in Section 7.2(c), Investor shall have the right to withdraw its request for inclusion of its Conversion Shares in any registration statement pursuant to this Section 7.2 by giving written notice to the Company of its request to withdraw, provided, however, that in the event of such withdrawal, Investor shall be responsible for all fees and expenses (including fees and expenses of counsel) incurred by Investor prior to such withdrawal except as set forth in Section 7.2(c). The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective.

         (b) Notwithstanding anything to the contrary contained herein, if the managing Underwriter or Underwriters of any underwritten offering described in
Section 7.2 have informed, in writing, the Investor that it is their opinion that the total number of shares which the Company, the Investor and any other persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of shares to be offered shall be reduced or limited in the following order of priority: (x) first, the number of shares to be offered by all other holders of securities of the Company other than the Investor or others who have registration rights to the extent necessary to reduce the total number of shares as recommended by such managing Underwriters; and (y) second, if further reduction or limitation is required, the number of shares to be offered for the account of the Investor shall be reduced or limited to the extent necessary to reduce the total number of shares as recommended by such managing Underwriters; provided, however, that the reduction for the account of the Investor shall not result in the number of shares of the Investor included in the offering to be less than 25% of the total number of shares offered.

         (c) Withdrawal Election. If, as a result of the proration provisions of Section 7.2(b), Investor shall not be entitled to include at least 50% of the Conversion Shares in a Piggy-Back Registration that Investor has requested to be included, Investor may elect to withdraw its request to include Conversion Shares in such registration (a "Withdrawal Election") without incurring any liability for its fees and expenses; provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, Investor shall no longer have any right to include Conversion Shares in the Piggy-Back Registration as to which such Withdrawal Election was made.

         (d) Effectiveness. With respect to a registration statement pursuant to this Section 7.2, the Company will use its best efforts to cause such registration statement to become and remain effective until the completion of the distribution; provided, however, that the Company shall be required to keep any such registration statement effective for at least ninety (90) days.





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         (e)  Exclusion. Notwithstanding anything herein to the contrary,
Investor shall have no right to a Piggy-Back Registration in connection with the filing of a registration statement by the Company under the Securities Act with respect to an offering for the account of Special Situations Funds (and its affiliated entities).

         7.3 Registration Procedures. Whenever the Company is required to effect or cause the registration of Conversion Shares pursuant to Section 7, the following shall apply:

         (a) The Company and the Investor will enter into customary agreements including, if applicable, an underwriting agreement in customary form and which is reasonably satisfactory to the Company (which shall not require the Investor to indemnify the underwriter with respect to misstatements or omissions in the registration statement other than such misstatements or omissions in written material supplied by Investor). The Company and Investor will also take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Conversion Shares; and the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company made to or for the benefit of such Underwriters also be made to and for the benefit of Investor.

         (b) The Company may require Investor to promptly furnish in writing to the Company such information regarding the distribution of the Conversion Shares as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the NASD. The Company may exclude Investor from such registration if Investor fails to provide such information.

         (c) The Company will immediately notify Investor, at any time when a prospectus relating to Conversion Shares is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the Investor, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to Investor any such supplement or amendment.

         (d) Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.3(c) hereof, Investor will forthwith discontinue disposition of the Conversion Shares pursuant to the registration statement covering such Conversion Shares until Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.3(c) hereof, and, if so directed by the Company, Investor will deliver to the Company all copies, other than permanent file copies then in Investor's possession, of the most recent prospectus covering such Conversion Shares at the time of receipt of such notice.

         (e) The Company shall furnish to Investor such number of copies of each prospectus, including preliminary prospectuses, as Investor may reasonably request in order to facilitate the public sale or other disposition of the Conversion Shares.





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         (f)  The Company shall use all reasonable efforts to register or qualify the Conversion Shares covered by such registration statement under such blue sky or other applicable laws of such jurisdictions as Investor shall reasonably request to enable Investor to consummate the public sale or other disposition of the Conversion Shares; provided that the Company shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such jurisdiction.

         7.4 Registration Expenses. In connection with the Demand Registrations and Piggy-Back Registrations under Sections 7.1 and 7.2 hereof, the Company shall pay the following registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Conversion Shares), (iii) processing, duplicating and printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Conversion Shares, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested but not the cost of any audit other than a year end audit), (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one firm of counsel for the Investor, and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Conversion Shares, or the cost of any special audit required, such costs to be borne by the Investor.

         7.5  Indemnification.

         (a) The Company shall, to the full extent permitted by law, indemnify and hold harmless Investor, its Affiliates, partners, officers, directors, employees and agents, and each person, if any, who controls or is under common control with such Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, together with the partners, officers, directors, employees and agents of such controlling person (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, cost or expense and costs and expenses of investigating and defending any such claim, joint or several, and any action in respect thereof (collectively, the "Damages") to which Investor, its partners, officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Conversion Shares or any amendment or supplement thereto, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any federal or state






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securities laws or any rule or regulation thereof, except insofar as the same are based upon information furnished in writing to the Company by Investor expressly for use therein, and shall reimburse Investor, its Affiliates, partners, officers, directors, employees and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by Investor, its Affiliates, its partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to Investor to the extent that any such Damages (or action or proceeding in respect thereof) arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) Investor failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by Investor to the person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or such omission; provided, further, however, that the Company shall not be liable to Investor in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or omission in any prospectus if (x) such untrue statement or omission is corrected in an amendment or supplement to such prospectus, and (y) having previously been furnished by or on behalf of the Company with copies of such prospectus as so amended or supplemented, Investor thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Conversion Shares to the person asserting the claim from which such Damages arise. The Company also agrees to indemnify any Underwriters of the Conversion Shares, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Investor provided in this Section 7.5(a).

         (b) Investor shall, to the full extent permitted by law, indemnify and hold harmless the Company, its officers, directors, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling person, to the same extent as the foregoing indemnity from the Company to Investor, but only to the extent the Company's or such person's Damages are attributable to the information related to Investor, or its plan of distribution, furnished in writing by Investor or on Investor's behalf expressly for use in any registration statement or prospectus relating to the Conversion Shares, or any amendment or supplement thereto, or any preliminary prospectus and the aggregate amount which may be recovered from Investor pursuant to the indemnification provided for in this Section 7.5(a) in connection with any registration and sale of Conversion Shares shall be limited to the net proceeds received by Investor from the sale of such Conversion Shares. In case any action or proceeding shall be brought against the Company or its officers, directors, employees or agents or any such controlling person or its officers, directors, employees or agents, in respect of which indemnity may be sought against Investor, Investor shall have the rights and duties given to the Company, and the Company or its officers, directors, employees or agents, or such controlling person, or its officers, directors, employees or agents, shall have the rights and duties given to Investor under Section 7.5(a). Investor also agrees to indemnify and hold harmless any Underwriters of the Conversion Shares, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification Investor provides to the Company provided in this
Section 7.5(b); provided that the aggregate recovery that the Company and any Underwriters can recover from Investor pursuant to this Section 7.5(b) cannot exceed the net proceeds received by Investor from the sale of Conversion Shares. The Company shall be entitled to receive indemnities from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement; provided, however, that if the Company does not receive such indemnities, the Company will not be relieved of its duties and obligations hereunder.

         (c) Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section 7.5(a) or 7.5(b) (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 7.5(a) or 7.5(b) and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

         (d) If the indemnification provided for in this Section 7.5 is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and Investor on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investor on the one hand and the Underwriters on the other from the offering of the Conversion Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Investor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and Investor in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Investor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Investor bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Investor on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Investor or by the Underwriters. The relative fault of the Company on the one hand and Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and Investor agree that it would not be just and equitable if contribution pursuant to this Section 7.5(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7.5(b), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Conversion Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Conversion Shares were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Covenant Regarding Nasdaq Notification. The Company hereby covenants to file, as soon as practicable after the date of execution of this Agreement, the Notification Form for Listing of Additional Shares with The Nasdaq Stock Market, Inc.

     9. Confidentiality. Neither the Company nor the Investor shall issue any press release or other public announcement regarding, or otherwise disclose, this Agreement or the transactions contemplated herein, or make any filing of this Agreement or other agreements relating to the transactions contemplated herein, without the consent of the other, which consent will not be unreasonably withheld; provided, however, that if a party is required by applicable law to provide public disclosure of this Agreement or the transactions contemplated herein, such party shall use all reasonable efforts to coordinate the disclosure with the other party before issuance, including, but not limited to the submission to the Commission (and any other applicable regulatory or judicial authority) of an application for confidential treatment of certain terms (which terms shall be agreed upon by the Investor and the Company) of this Agreement. Each party shall provide to the other for review a copy of any proposed disclosure of this Agreement or its terms and any application for confidential treatment at least five (5) business days before any such disclosure or application is made and to comply with all reasonable requests from the other party to minimize the extent and scope of any such disclosure.

     10. Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

     11. Survival of Representations and Warranties. The representations, warranties and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     12. Expenses. Each party shall pay its own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

     13. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Investor:
                             Random House, Inc.
                             1540 Broadway
                             New York, NY 10036
                             Attn: President, Random House Audio and Diversified Publishing Group

                             Telephone No.: (212) 782-9807
                             Facsimile No.: (212) 782-9600

                      with a copy to:

                             Random House, Inc.
                             1540 Broadway
                             New York, NY 10036
                             Attn:  General Counsel
                             Telephone No.:  (212) 782-9617
                             Facsimile No.:  (212) 782-8499

If to Company:

                             Audible, Inc.
                             65 Willowbrook Blvd.
                             Wayne, NJ  07470
                             Attn:  Chief Executive Officer
                             Telephone No.:  (973) 890-4070
                             Facsimile No.:  (973) 890-2442

                      with a copy to:

                             Nancy Spangler, Esq.
                             Piper Marbury Rudnick & Wolfe LLP
                             1775 Wiehle Avenue, Suite 400
                             Reston, VA  20190
                             Telephone No.:  (703) 773-4021
                             Facsimile No.:  (703) 773-5000

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this
Section 13.

     14. Brokers. The Company is not subject to an existing agreement with any finder and no fees will be paid by the Company to any such finder in regard to the transactions contemplated herein. The Investor is not responsible for the payment of any finder's fees in connection with the transactions contemplated herein.

     15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     16. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

     18. Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

     19. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

     20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law or conflicts of law provisions thereof.


                            {Signature pages follow}

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                  THE "COMPANY":

                                  AUDIBLE, INC.


                                  By:
                                      -----------------------------------
                                      Name:
                                      Title:


                                  THE "INVESTOR":

                                  RANDOM HOUSE, INC.

                                  By:
                                      -----------------------------------
                                      Name:
                                      Title: